UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Stevens Avenue, Suite 210, Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sale of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-10.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On July 2, 2009, Somaxon Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various accredited investors, pursuant to which the Company agreed to sell and issue in a private placement an aggregate of 5,106,375 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an aggregate of 5,106,375 shares of common stock (the “Warrant Shares”). The Company received gross proceeds of approximately $6 million, before offering expenses. The purchase price for each Share was $1.05, which is equal to the consolidated closing bid price on the NASDAQ Capital Market on the day of pricing, July 2, 2009. The purchase price for each Warrant was equal to $0.125 for each Warrant Share, consistent with NASDAQ Stock Market requirements for an “at the market” offering. The Shares and the Warrants were issued on July 8, 2009, and the Warrants are exercisable until July 8, 2016 at an exercise price $1.155 per share payable in cash or by net exercise. Several of the Company’s existing investors participated in the financing, including investors affiliated with three directors of the Company.
     The Shares and the Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     In connection with the private placement, pursuant to the Purchase Agreement, the Company has agreed to register for resale under the Securities Act both the Shares and the Warrant Shares. Under the terms of the Purchase Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before August 7, 2009. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification, maintenance of the registration statement and payment of expenses.
     The Company may be liable for liquidated damages to holders of the Shares and the Warrant Shares if the registration statement is not declared effective by October 6, 2009 (if it does not become subject to review by the SEC) or by November 5, 2009 (if it becomes subject to review by the SEC). The amount of the liquidated damages is one percent per month, subject to an aggregate cap of eight percent per calendar year, of the aggregate purchase price of the Shares then held by each investor that are registrable securities.
     The Company may also be liable for liquidated damages if the Company does not maintain the effectiveness of the registration statement or the listing of the common stock on the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange or the American Stock Exchange, in each case for a period of ten consecutive days or for more than thirty days in any 365-day period. The amount of the liquidated damages is one percent per applicable ten or thirty day period, subject to an aggregate cap of eight percent per calendar year, of the aggregate purchase price of the Shares then held by each investor that are registrable securities.
     The above description, which summarizes the material terms of the Purchase Agreement and the Warrants, is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and the Form of Warrant, which is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
     The information set forth in Item 1.01 is hereby incorporated into this Item 3.02 by reference.

Item 7.01. Regulation FD Disclosure.
     On July 7, 2009, the Company issued a press release relating to certain of the foregoing matters, which press release is filed herewith as Exhibit 99.1. On July 8, 2009, the Company issued another press release relating to certain of the foregoing matters, which press release is filed herewith as Exhibit 99.2.
     The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to such exhibit.
Item 8.01. Other Events.
     On July 7, 2009, the Company announced that the U.S. Food and Drug Administration (the “FDA”) has accepted the Company’s resubmission of its New Drug Application for Silenor® (doxepin) for the treatment of insomnia that was filed on June 4, 2009. The FDA indicated that the review cycle for the resubmission will be six months, resulting in an action date of December 4, 2009.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated July 2, 2009, by and among the Company and the Purchasers listed therein.

99.1	Press Release, dated July 7, 2009

99.2	Press Release, dated July 8, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2009	SOMAXON PHARMACEUTICALS, INC.
	By:	/s/ Richard W. Pascoe
	Name:	Richard W. Pascoe
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated July 2, 2009, by and among the Company and the Purchasers listed therein.

99.1	Press Release, dated July 7, 2009

99.2	Press Release, dated July 8, 2009